                                    EXHIBIT F

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),(2),
(3) OR (7) UNDER THE SECURITIES ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LAWS, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE DATE OF ISSUE OF THESE SECURITIES.

                          NORTH AMERICAN PALLADIUM LTD.

                                  UNIT WARRANT

Warrant No. U-[__]                                      Dated:  March [__], 2006

        North American Palladium Ltd., a company organized under the Canada Business Corporations Act (the "COMPANY"), hereby certifies that, for value received, [______________] or its registered assigns (the "HOLDER"), is entitled to purchase from the Company (a) at any time on one occasion (the "INITIAL EXERCISE DATE"), which shall be any day from the date hereof and through the date which is ten Business Days before the Final Expiration Date (as hereinafter defined) (the "INITIAL EXPIRATION DATE"), all or any portion of the "ADDITIONAL UNIT" consisting of (i) a convertible note (a "NOTE") in the principal amount up to the amount set forth opposite the Holder's name on SCHEDULE A to the Purchase Agreement under the heading "Additional Unit - Principal Note Amount, and (ii) a warrant (a "WARRANT") exercisable for the total number of Common Shares as set forth opposite the Holder's name on SCHEDULE A to the Purchase Agreement under the heading "Additional Unit - Warrant Shares", reduced proportionately to the extent that such Purchaser is purchasing less than the maximum principal amount of Notes purchaseable hereunder (each share, a "WARRANT SHARE"), at an aggregate purchase price equal to the principal amount of the portion of the Note purchased on the Initial Exercise Date (as adjusted pursuant to SECTION 9) (the "EXERCISE PRICE"), and (b) at any time on one occasion (the "SUBSCRIPTION DATE") during the period from the Business Day immediately following the Initial Expiration Date through December 31, 2006 (the "FINAL EXPIRATION DATE"), and subject to the following terms and conditions, all or any portion of the Additional Units not purchased on the Initial Exercise Date, at an aggregate purchase price equal to the portion of the Note(s) purchased on the Final Exercise Date. In each case, the Note (collectively, the "NOTES") shall be in the form attached as EXHIBIT A to the Purchase Agreement, and the Warrant (collectively, the "WARRANTS") shall be in the form attached as EXHIBIT C to the Purchase Agreement. This Unit Warrant (this "UNIT WARRANT") is one of a series of similar unit warrants issued pursuant to that certain Securities Purchase Agreement, dated as of March 24, 2006 among the Company and the Purchasers identified therein (the "PURCHASE AGREEMENT"). All such unit warrants are referred to herein, collectively, as the "UNIT WARRANTS."

        1. DEFINITIONS. In addition to the terms defined elsewhere in this Unit Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement or other Transaction Documents.

        2. REGISTRATION OF UNIT WARRANT. The Company shall register this Unit Warrant, upon records to be maintained by the Company for that purpose (the "UNIT WARRANT REGISTER"), in the name of the Holder hereof from time to time. The Company may deem and treat the Holder of this Unit Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

        3. REGISTRATION OF TRANSFERS. Subject to the restrictions on transfer set forth in SECTION 14(A), the Company shall register the transfer of any portion of this Unit Warrant in the Unit Warrant Register, upon surrender of this Unit Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company's transfer agent or to the Company at its address specified herein. Upon any such registration or transfer, a new unit warrant to purchase the Additional Units, in substantially the form of this Unit Warrant (any such new unit warrant, a "NEW UNIT WARRANT"), evidencing the portion of this Unit Warrant so transferred shall be issued to the transferee and a New Unit Warrant evidencing the remaining portion of this Unit Warrant not so transferred, if any, shall be issued to the Holder. The acceptance of the New Unit Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Unit Warrant.

        4.      EXERCISE AND DURATION OF UNIT WARRANT.

                (a) This Unit Warrant shall be exercisable in whole or in part by the registered Holder any day from the date hereof until 5:30 P.M., New York City time on the Final Expiration Date, as provided herein. The Holder may exercise all or any portion of this Unit Warrant by delivering to the Company
(i) an exercise notice, in the form attached as SCHEDULE 1 hereto (the "EXERCISE NOTICE"), appropriately completed and duly signed, (ii) a signed letter substantially in the form attached as SCHEDULE 2 hereto, and (iii) payment of the Exercise Price for the portion of the Additional Unit as to which this Unit Warrant is being exercised.

                (b) On the second Business Day after the Initial Expiration Date (the "NOTICE DATE"), the Company shall deliver to the Holder a written notice of the portion (if any) of each of the Unit Warrants not exercised on or prior to the Initial Expiration Date (the "UNEXERCISED AMOUNT"). The Holder may offer to exercise all or any portion of the Unexercised Amount (whether of its own Unit Warrant or another Unit Warrant) by delivering a written notice (a "SUBSCRIPTION OFFER") to the Company within five Business Days after the Notice Date (the "SUBSCRIPTION DATE") setting forth the portion the Holder wishes to purchase (the "SUBSCRIPTION AMOUNT"). If the aggregate Subscription Amount included in Subscription Offers from all holders of Unit Warrants delivered to the Company as of the Subscription Date (the "AGGREGATE SUBSCRIPTION AMOUNT") is less than the Unexercised Amount, each Subscription Offer shall be accepted by the Company, each holder shall be entitled to exercise the Subscription Amount set forth in its Subscription Offer and any portion of the Unexercised Amount not subscribed for shall become void and of no value. If the Aggregate Subscription Amount exceeds the Unexercised Amount, each holder shall be entitled within three Business Days to exercise such holder's pro rata share of the Unexercised Amount based on the proportion of the principal amount of the Note issuable under such holder's Unit Warrant to the principal amount of the Note issuable under all holders' Unit Warrants (the "PRO RATA AMOUNT"). The allocation procedure shall be repeated until either (i) no holder of Unit Warrants wishes to purchase any additional Unexercised Amount, or (ii) all Unexercised Amount has been allocated, but in either case such procedure will not continue after the Final Expiration Date.

                (c) The Holder shall be required to deliver the original Unit Warrant in order to effect an exercise hereunder. Delivery of the Unit Warrant shall have the same effect as cancellation of the original Unit Warrant and issuance of a New Unit Warrant evidencing the right to purchase the remaining portion of the Additional Unit.

        5.      DELIVERY OF NOTES AND WARRANTS.

                (a) Upon exercise of this Unit Warrant, the Company shall promptly (but in no event later than three Trading Days after the Initial Exercise Date or Subscription Dates, (as applicable, the "EXERCISE DATE"), issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, (i) a Note in the principal amount indicated by the Holder in the Exercise Notice or Subscription Offer, as applicable, (ii) a Warrant exercisable for the appropriate number of Warrant Shares based on the principal amount of the Note purchased pursuant to such Exercise Notice or Subscription Offer, as applicable, and as calculated pursuant to the introductory paragraph of this Unit Warrant,
(iii) the legal opinions of Company Counsel, substantially in the form of EXHIBITS A and B hereto, executed by such counsel and delivered to the Holder, and (iv) a certificate from an officer of the Company that each of the representations and warranties of the Company set forth in Section 3.1 of the Purchase Agreement is true and correct as of the date when made and as of the applicable Exercise Date as though made on and as of such date, and each of the other conditions set forth in Section 5.1 of the Purchase Agreement has been satisfied as of the applicable Exercise Date. The Holder, or any Person so designated by the Holder to receive the Note and Warrant, shall be deemed to have become the holder of record of such Note and Warrant as of the applicable Exercise Date.

                (b) This Unit Warrant is exercisable, either in its entirety or for a portion of the Additional Unit. Upon surrender of this Unit Warrant in connection with the Initial Exercise

Date, the Company shall issue or cause to be issued, at its expense, a New Unit Warrant evidencing the right to purchase the remaining portion of the Additional Unit.

                (c) The Company's obligations to issue and deliver the Notes and the Warrants in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of the Notes and the Warrants. Nothing herein shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver the Notes or the Warrants upon exercise of this Unit Warrant as required pursuant to the terms hereof.

        6. CHARGES, TAXES AND EXPENSES. Issuance and delivery of the Notes and the Warrants upon exercise of this Unit Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such Notes and Warrants, all of which taxes and expenses shall be paid by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of the Notes or the Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Unit Warrant or receiving the Notes or the Warrants upon exercise hereof.

        7. REPLACEMENT OF UNIT WARRANT. If this Unit Warrant is mutilated, lost, stolen or destroyed, or the Holder fails to deliver such certificate as may otherwise be provided herein, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Unit Warrant, a New Unit Warrant, bearing the same restrictive legend, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity. Applicants for a New Unit Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

        8. RESERVATION OF ADDITIONAL SHARES AND ADDITIONAL WARRANT SHARES. The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Shares, solely for the purpose of enabling it, upon exercise of the Unit Warrants, to issue Common Shares upon the conversion of, or otherwise issuable under, the Notes and to issue Warrant Shares upon the exercise of the Warrants, the number of Common Shares (as adjusted for any dividend, stock split, stock combination or other similar event) which are then issuable and deliverable upon the exercise of this entire Unit Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of SECTION 9). The Company covenants that all Common Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such Common Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Shares may be listed.

        9.      CERTAIN ADJUSTMENTS.

                (a) The (i) conversion price under the Note, and (ii) the exercise price per Warrant Shares issuable upon exercise of the Warrants, shall be adjusted for any stock dividend, stock split, stock combination or other event in accordance with Section 13 of the Note and Section 9 of the Warrant, respectively (as if any Note or Warrant issuable hereunder had been issued as of the date hereof).

                (b)     Simultaneously with any adjustment pursuant to this
SECTION 9, the number of Warrant Shares that may be purchased upon exercise of the Warrants shall be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable thereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate exercise price in effect immediately prior to such adjustment.

                (c) All calculations under this SECTION 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Shares.

                (d)     Upon the occurrence of each adjustment pursuant to this
SECTION 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Unit Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted exercise price per Warrant Share and the number of Warrant Shares issuable upon exercise of the Warrant, describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.

        10. PAYMENT OF EXERCISE PRICE. The Holder shall pay the Exercise Price in cash by delivering to the Company immediately available funds equal to the Exercise Price.

        11. NOTICES. Any and all notices or other communications or deliveries hereunder (including any Exercise Notice or Subscription Offer) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day,
(iii) the Trading Day following the date of sending, if sent by nationally recognized overnight courier service specifying next Business Day delivery, or
(iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery. The address and facsimile number of a party for such notices or communications shall be as set forth in the Purchase Agreement, unless changed by such party by two Trading Days' prior notice to the other party in accordance with this SECTION 11.

        12.     [OMITTED.]

        13. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. Subject to SECTION 9 of this Unit Warrant, prior to the exercise of this Unit Warrant as provided herein, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of a Note or a Warrant or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to the shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividend or subscription rights.

        14.     MISCELLANEOUS.

                (a) Subject to the restrictions on transfer set forth on the first page hereof and in Section 4.1 of the Purchase Agreement, this Unit Warrant may be assigned by the Holder to any Affiliate of such Holder or by operation of law. This Unit Warrant may not be assigned by the Company. This Unit Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Subject to the preceding sentence, nothing in this Unit Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Unit Warrant. This Unit Warrant may be amended only in writing signed by the Company and the Holder and their successors and permitted assigns.

                (b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Unit Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Additional Units on the exercise of this Unit Warrant, and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Unit Warrant.

                (C) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS UNIT WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT,

ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS UNIT WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

                (d) The headings herein are for convenience only, do not constitute a part of this Unit Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                (e) In case any one or more of the provisions of this Unit Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Unit Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Unit Warrant.

        IN WITNESS WHEREOF, the Company has caused this Unit Warrant to be duly executed by its authorized officer as of the date first indicated above.


                                        NORTH AMERICAN PALLADIUM LTD.


                                        By:________________________________
                                           Name:
                                           Title:

                                   SCHEDULE 1

                             FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase an Additional Unit under the foregoing Unit Warrant)

To:  North American Palladium Ltd.

The undersigned is the Holder of Unit Warrant No. U-[__] (the "UNIT WARRANT") issued by North American Palladium Ltd., a company organized under the Canada Business Corporations Act (the "COMPANY"). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Unit Warrant.

1. The Unit Warrant is currently exercisable to purchase an Additional Unit consisting of a Note in the principal amount of $US______________ and a Warrant exercisable to purchase a total of __________ Warrant Shares.

2. The undersigned Holder hereby exercises its right to purchase the Note in the principal amount of US$_________________ pursuant to the Unit Warrant, for which the Holder shall pay the sum of US$____________ to the Company in accordance with the terms of the Unit Warrant.

3.      Pursuant to this exercise, the Company shall deliver to the Holder a
        Note in the principal amount of US$_________________ and a Warrant exercisable to purchase a total of ____________ Warrant Shares in accordance with the terms of the Unit Warrant.

4. Following this exercise, the Unit Warrant shall be exercisable to purchase a Note in the principal amount of $US______________ and a Warrant exercisable to purchase a total of __________ Warrant Shares.


Dated:______________, ____              Name of Holder:

                                        (Print) ________________________________

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        (Signature must conform in all respects
                                        to name of Holder as specified on the
                                        face of the Warrant)

                                   SCHEDULE 2

          FORM OF LETTER TO BE DELIVERED UPON EXERCISE OF UNIT WARRANTS

To:  North American Palladium Ltd.

The undersigned is delivering this letter in connection with the purchase of the Notes and Warrants issued by North American Palladium Ltd., a corporation organized under the Canada Business Corporations Act (the "Company"), upon exercise of unit warrants of the Company (the "UNIT WARRANTS").

The undersigned hereby confirms that (check one):

A.      [ ]

        The undersigned is not a U.S. Person or person in the United States, and is not acquiring the Notes and Warrants issuable upon exercise of the Unit Warrants for the account or benefit of a U.S. Person or person in the United States. For the purposes hereof "United States." and "U.S. Person" shall have the meanings given to such terms in Regulation S under the Securities Act.

OR

B.      [ ]

        The undersigned:

        (a) is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act;

        (b)     is purchasing the Notes and Warrants for its own account;

        (c) has knowledge and experience in financial and business matters such that it is are capable of evaluating the merits and risks of purchasing the Notes and Warrants;

        (d) is not acquiring the Notes and Warrants with a view to distribution thereof in violation of applicable securities laws (without prejudice to the undersigned's right to dispose of the Notes and Warrants in compliance with such laws);

        (e) acknowledges that it has had access to such financial and other information as requested by the undersigned in connection with their decision to purchase the Notes and Warrants; and

        (f) acknowledges that it is not purchasing the Notes and Warrants as a result of any general solicitation or general advertising, as such terms are defined in Regulation D under the Securities Act.

The undersigned understands that the Notes and Warrants are being offered in a transaction not involving any public offering within the U.S. within the meaning of the Securities Act and that the Common Shares may resold only pursuant to an effective registration statement under, or an exemption from the registration requirements of, the Securities Act.

[NAME OF HOLDER]


By: _________________________________
    Name:
    Title:

    Address:

                                    EXHIBIT A

              [SEE OPINION OF COMPANY U.S. COUNSEL ATTACHED HERETO]

                                    EXHIBIT B

           [SEE OPINION OF COMPANY CANADIAN COUNSEL ATTACHED HERETO]